Calculation of Filing Fee Tables
S-8
HELIOS TECHNOLOGIES, INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $.001 par value per share	Other	1,000,000	$ 82.14	$ 82,140,000.00	0.0001381	$ 11,343.53
Total Offering Amounts:						$ 82,140,000.00		$ 11,343.53
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 11,343.53
Offering Note
[1]	The amount registered reflected in Table 1 above represents the number of shares of common stock, par value $.001 per share (the "Common Stock"), of Helios Technologies, Inc., a Florida corporation (the "Company"), issuable pursuant to the Helios Technologies, Inc. 2023 Equity Incentive Plan, as amended (the "Plan") being registered on the Registration Statement on Form S-8 (the "Registration Statement") to which this exhibit relates. Pursuant to Rule 416 of the Securities Act of 1933 (the "Securities Act"), the Registration Statement also covers such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan. The proposed maximum offering price per unit and the maximum aggregate offering price in Table 1 above are estimated solely for the purposes of determining the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, on the basis of the average of the high and low sale prices of Common Stock on the New York Stock Exchange on June 10, 2026, which is a date within five business days prior to filing.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources